Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities completes acquisition of Allure Global

-	Allure is a leading provider of content for digital menu boards in QSR and theaters
-	Acquisition provides CRI with proprietary analytics and scale economies
-	2018 estimated pro-forma revenue of $35 million, and 2019 EBITDA accretive

LOUISVILLE, KY – November 26, 2018 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX, CREXW), a leading provider of digital marketing solutions, announced it has completed the acquisition of Allure Global Solutions, Inc. (“Allure”) from Christie Digital Systems, Inc. Based in Atlanta, Allure is an industry-leading provider of digital signage, digital menu boards, and digital signage analytics with a strong presence in the quick serve restaurant, entertainment, and theater verticals.

Allure offers a complete set of project solutions to clients operating thousands of digital signage installations nationally, including Long John Silver’s, AMC Theatres, Levy Restaurants and Coca-Cola. Its tenured management team develops leading analytical capabilities in content strategy, creation and optimization, and prioritizes ROI as a key part of its digital signage strategy—empirically demonstrating that its strategies can increase revenue at its customers’ point of sale. Allure brings to CRI a large pipeline of pilot projects with marquee brands, as well as significant international expansion opportunities in the theater and QSR channels.

“Allure will be a vital component of CRI’s growth strategy,” remarked Rick Mills, CRI’s Chief Executive Officer. “We are excited about the new sales verticals and analytics capabilities that Allure can now offer across our enterprise. Allure will benefit from CRI’s strong reputation for efficient implementation and management of complex technology solutions, as we transfer a number of Allure’s important back-end services, like project management and network operations, to CRI’s proven services platform. This will result in significant improvement in efficiency and reliability for clients, and profitability enhancement for CRI.”

Combining CRI’s 2018 revenue guidance of $25 million with Allure’s fiscal year ended March 31, 2018 revenue of $9.4 million results in 2018 estimated pro-forma revenue of $35 million. Adjusting for anticipated synergies, the transaction is expected to be EBITDA accretive in 2019.

CRI purchased the outstanding stock of Allure for total consideration of $8.5 million, or 0.9x fiscal year 2018 revenue, comprised of a combination of cash, seller note and assumption of certain liabilities. CRI would make an additional $2.0 million payment to the seller if the Allure’s customers actual twelve month revenue exceeds $13 million by December 31, 2020, an increase of 38% over fiscal year 2018 revenue.

About Creative Realities, Inc.

Creative Realities helps retailers and brands use the latest omnichannel technologies to inspire customer engagement within and across commercial environments.  Founded over 15 years ago, the firm's evolving client base has led to recognized leadership in design, development, deployment of human centric, behavior-based solutions. The firm has created and delivered consumer/shopper experiences and installations for high-end enterprise level networks and is actively providing recurring SaaS and support services for growth-driven verticals: Arenas & Stadiums, Automotive, Beauty, Multi-brand/Convenience, and Mass Merch Retail, Fashion /Althleisure, Foodservice/QSR, Financial Services, Wireless/Mobile.

Cautionary Note on Forward-Looking Statements

This press release contains certain statements that would be deemed "forward-looking statements" under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect” and “believe” indicate forward-looking statements.

These forward-looking statements may reflect management’s present expectations and estimates regarding future expenses, revenue and profitability, trends affecting our financial condition and results of operations, operating efficiencies, revenue opportunities, potential new markets, and the ability of the Company to effectively compete in a highly competitive market. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, the Company’s actual results, performance, or achievements are subject to future risks and uncertainties, any of which could materially affect the Company’s actual performance. Risks and uncertainties that could affect such performance include, but are not limited to: the adequacy of funds for future operations; future expenses, revenue and profitability; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the impact of changing customer requirements upon revenue recognition; customer cancellations; the availability and terms of additional capital; ability to develop new products; dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; the impact of the Company’s financial condition upon customer and prospective customer relationships; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in Company reports filed with the Securities and Exchange Commission.

Given these uncertainties, and the fact that forward-looking statements represent management’s estimates and assumption as of the date of this press release, you should not attribute undue certainty to these forward-looking statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

SOURCE Creative Realities, Inc.

For further information: Investor Relations Contact: Will Logan, Chief Financial Officer, Creative Realities, Inc., Tel: (502) 791-8800, Will.Logan@cri.com